Exhibit 23
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                         CONSENT OF INDEPENDENT AUDITORS





We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-43311) and on Form S-8 (Nos. 33-49646, 33-32439,
2-80883,  33-52069,  333-58248,  333-40536,  333-37210  and  333-104279)  of Old
Republic International Corporation of our report dated March 10, 2004 relating to the financial statements, which appears in this Form 10-K.




                                          /s/ PricewaterhouseCoopers LLP



Chicago, Illinois
March 11, 2004